                                                                  EXHIBIT 10.19


                           PERSISTENCE SOFTWARE, INC.


                         COMMON STOCK PURCHASE AGREEMENT


                                NOVEMBER 26, 2002

                           PERSISTENCE SOFTWARE, INC.
                         COMMON STOCK PURCHASE AGREEMENT


         This Common Stock Purchase Agreement (the "AGREEMENT") is entered into as of this 26th day of November, 2002 (the "EFFECTIVE DATE") by and between Persistence Software, Inc., a Delaware corporation (the "COMPANY"), and the entities listed on SCHEDULE A hereto (each a "PURCHASER" and collectively the "PURCHASERS").

                                    SECTION 1

                        SALE OF COMMON STOCK AND WARRANT
                        --------------------------------

         1.1 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, that portion of the Purchased Shares (as defined below) set forth opposite each such Purchaser's name on SCHEDULE A attached hereto at the Stock Purchase Price (as defined below). The term "PURCHASED SHARES" shall mean Three Million Seven Hundred Fifty Eight Thousand Six Hundred Ninety Two (3,758,692) shares of Common Stock, par value $0.001 per share, of the Company. The aggregate Stock Purchase Price is Two Million Dollars ($2,000,000) or $0.5321 per share.

         1.2 ISSUANCE OF WARRANT. Subject to the terms and conditions hereof, on the Closing Date, the Company will issue a warrant to purchase that portion of the Warrant Shares (as defined below) of the Company (the "WARRANT"), in substantially the form attached as EXHIBIT A hereto, to each Purchaser as set forth opposite each such Purchaser's name on SCHEDULE A attached hereto at the Stock Purchase Price (as defined below). The exercise price per Warrant Share shall be $0.75 (subject to adjustment for stock splits, stock dividends and the like and as otherwise provided in the Registration Statement of even date herewith). The aggregate purchase price of the Warrants shall be $100 (the "WARRANT PURCHASE PRICE" and together with the Stock Purchase Price, the "PURCHASE PRICE"). The Purchased Shares and the Warrant Shares are sometimes referred to herein as the "SECURITIES".

         (a) The aggregate number of Warrant Shares is One Million Two Hundred Five Thousand One Hundred Thirty (1,205,130) shares of Common Stock of the Company (subject to adjustment for stock splits, stock dividends and the like).

         (b) For avoidance of doubt, the formula for calculating the number of Warrant Shares was intended to ensure that the sum of (1) the total number of shares of Common Stock to be issued to the Purchasers at the Closing (including the number of shares of Common Stock issuable upon exercise of the Warrants) and
(2) the aggregate number of shares of Common Stock of the Company which all of the Purchasers may be deemed to beneficially own (as determined in accordance with the rules of the Securities and Exchange Commission) immediately prior to the Closing Date is equal to 19.9% of the sum of (x) the number of shares of Common Stock of the Company issued and outstanding as of October 31, 2002 and
(y) the total number of shares of Common Stock to be issued to the Purchasers at the Closing (including the number of shares of Common Stock issuable upon exercise of the Warrants).

         1.3 CLOSING DATE. The closing (the "CLOSING") of the purchase and sale of the Purchased Shares and the Warrant shall be held at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California at 1:45 p.m. on November 26, 2002, or at such other time and place upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

         1.4 DELIVERY. At the Closing, the Company will deliver to each Purchaser (i) a binding and irrevocable instruction letter to the Company's transfer agent (U.S. Stock Transfer Corporation) instructing the transfer agent to issue a stock certificate to such Purchaser representing the Purchased Shares and (ii) the Warrant, against payment of the Purchase Price, by wire transfer of immediately available funds.

         1.5 LEGEND. The certificate or certificates for the Securities (and any securities issued in respect of or exchange for the Securities) shall be subject to a legend or legends restricting transfer under the Securities Act of 1933, as amended (the "SECURITIES ACT") and referring to restrictions on transfer herein, such legends to be substantially as follows:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE COMPANY. NO SALE OR DISPOSITION OF THESE SHARES MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION RELATED THERETO OR IN COMPLIANCE WITH RULE 144 OR ITS SUCCESSOR OR PURSUANT TO AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of any of the Securities upon which it is stamped, if (a) the sale of such Security is registered under the Securities Act, or (b) in connection with the resale of such Security, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, or (c) the Security can be sold to the public pursuant to Rule 144 under the Securities Act ("RULE 144") and a registered broker-dealer provides to the Company a customary broker's Rule 144 letter, or (d) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k) of. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legends have been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to each Purchaser that as of the Effective Date:

         2.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the Company. The Company has no subsidiaries or equity interest in any other entity other than Persistence Software Limited, a United Kingdom Corporation, Persistence Software GmbH, a German corporation, and Persistence Software Asia/Pacific Limited, a HongKong corporation, each of which is duly organized and validly existing under the laws of the jurisdiction of its incorporation, except where such failure does not have a materially adverse effect on the Company.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $0.001 par value, of which at October 31, 2002, 20,231,266 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value, of which no shares of Preferred Stock were issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. In addition, as of October 31, 2002, (i) 80,000 shares of Common Stock were issuable upon exercise of outstanding warrants, (ii) under the Company's 1997 Stock Plan, options to purchase 3,714,323 shares of Common Stock were outstanding and 2,115,926 shares were available for future issuance (plus up to an additional 38,645 shares of Common Stock that may be transferred to the 1997 Stock Plan from the Company's 1994 Stock Purchase Plan), and (iii) under the Company's 1999 Directors' Stock Option Plan, options to purchase 148,000 shares of Common Stock were outstanding and 352,000 shares were available for future issuance. Except as set forth in the preceding sentence and for a commitment to issue a warrant to purchase 50,000 shares of Common Stock of the Company (a copy of which has been provided to the Purchasers), there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any shares of the Company's capital stock or other securities other than pursuant to the Company's 1994 Stock Purchase Plan and 1999 Employee Stock Purchase Plan. There are no preemptive rights or rights of first refusal or similar rights with respect to the issuance and sale of the Securities.

         2.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement, the Warrant, the Voting Agreement substantially in the form attached hereto as EXHIBIT B (the "VOTING AGREEMENT") and the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT," and collectively with this Agreement and the Warrant (the "TRANSACTION Documents") and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, and the authorization, sale, issuance and delivery of the Purchased Shares and the Warrant has been taken. The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification and contribution obligations pursuant to Section 1.7 of the Registration Rights Agreement.

         2.4 VALID ISSUANCE. The Purchased Shares, Warrant and Warrant Shares are duly authorized, and when issued, sold and delivered in accordance with the terms of the Transaction Documents, (i) will be duly and validly issued, fully paid and nonassessable and free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company,
(ii) based in part upon the representations of the Purchasers in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws, and (iii) the Purchased Shares (and upon payment of the aggregate Exercise Price (as defined in the Warrants), the Warrant Shares) will be entitled to all the rights, preferences and privileges of the shares of Common Stock as set forth in the Company's Certificate of Incorporation. The Warrant Shares have been duly reserved for issuance.

         2.5 NO CONFLICT. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any material agreement attached as an exhibit to the Company's SEC Documents (as defined below), or any judgment, order, decree, statute, law, ordinance, rule, listing requirement or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

         2.6 SEC DOCUMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC"): (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, (iii) the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, (iv) all Current Reports on Form 8-K required to be filed by the Company with the Commission since December 31, 2001, and (v) all other documents, if any, filed by the Company with the SEC since November 14, 2002 pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") copies of which have been made available to the Purchasers (the "SEC DOCUMENTS"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading; provided however that any information set forth in any SEC Document that is a forward-looking statement as defined in Rule 175(c) promulgated by the SEC under the Securities Act shall not be deemed to contain an untrue statement of material fact as long as such forward-looking statement was made at the time with a reasonable basis and in good faith. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing.

         2.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or self regulatory organization on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, Nasdaq, the National Association of Securities Dealers, Inc. and with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which the Securities are offered and/or sold (which compliance will be effected in accordance with such laws).

         2.8 LITIGATION. Other than as set forth in the SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which the Company has received any notice of assertion against the Company, which could reasonably be expected to result in a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

         2.9 NO MATERIAL CHANGE. Subsequent to the date of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company purchased any of its outstanding capital stock, nor paid or declared any dividends or entered into any transactions not in the ordinary course of business; and there has been no change in the capital stock or consolidated long term debt or short term obligations (other than in the ordinary course) of the Company or a material adverse change in the business, properties, prospects, financial condition or operations of the Company; provided, however that changes in the ordinary course of business consistent with past practices, including but not limited to the use of cash and increases in liabilities in the ordinary course of business consistent with past practices, shall not be deemed to be a material adverse change.

         2.10 NO MATERIAL DEFAULT. The Company is not in violation of or default in any material respect under any provision of (a) its Certificate of Incorporation or Bylaws, (b) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, or (c) any material agreement attached as an exhibit to the SEC Documents, except such violations or defaults as would not alone or in the aggregate have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

         2.11 LISTING. The Company's Common Stock is currently traded on Nasdaq; however, the Company has received a letter dated September 9, 2002 from the Nasdaq staff regarding the possible delisting of the Company's Common Stock, a copy of which letter has been provided to the Purchasers. To the Company's knowledge, upon completion of the transaction contemplated by the Transaction Documents and the filing of a Current Report on Form 8-K with respect thereto, the Company will have at least 180 days to comply with the minimum bid requirements of Nasdaq to maintain its continued listing.

         2.12 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, the exhibits attached hereto or the SEC Documents, as updated by the disclosure letter dated concurrently herewith (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

         2.13 SOLICITATION. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act.

                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

         Each Purchaser hereby represents and warrants to the Company as follows as of the Effective Date:

         3.1 INVESTMENT. The Purchaser is acquiring the Securities and the Warrant for its own account, not as a nominee or agent and with no present intention of selling or otherwise distributing any of the Securities. Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities purchased by the Purchaser from the Company pursuant to this Agreement have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.

         3.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined by Rule 501(a) of the Securities Act. The SEC Documents have been made available to the Purchaser. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

         3.3 AUTHORITY. The Transaction Documents have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

         3.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby other than those filings required the Exchange Act.

         3.5 INVESTIGATION. The Purchaser has had a reasonable opportunity to discuss the Company's business, management and financial affairs with the Company's management.

         3.6 BENEFICIAL OWNERSHIP OF COMMON STOCK. As of the Closing Date, the Purchasers may be deemed to beneficially own an aggregate of 50,000 shares of Common Stock of the Company (as determined in accordance with the rules of the Securities and Exchange Commission).

                                    SECTION 4

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS
                   -------------------------------------------

         The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

         4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         4.3 NO ACTION, ETC. PENDING. There shall not at Closing be in effect any action, order, or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

         4.4 NO LAW PROHIBITING OR RESTRICTING SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person to issue the Securities which shall not have been obtained (except as otherwise referenced in this Agreement).

         4.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate substantially in the form attached hereto as EXHIBIT D executed by a duly authorized officer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 and certifying that, since the date of the Company's most recent filing with the SEC, there has not been any material adverse change in the business, properties, prospects, financial condition or operations of the Company; provided, however that changes in the ordinary course of business consistent with past practices, including but not limited to the use of cash and increases in liabilities in the ordinary course of business consistent with past practices, shall not be deemed to be a material adverse change.

         4.6 RELATED AGREEMENTS. On or before the Closing, the Company, the Purchasers and Christopher Keene, as applicable, shall have executed and delivered counterparts of (i) the Voting Agreement in the form attached hereto as EXHIBIT B and (ii) the Registration Rights Agreement in the form attached hereto as EXHIBIT C.

         4.7 DIRECTOR. Thomas Shanahan shall have been appointed, effective immediately after the Closing, to serve on the Company's Board of Directors as a Class III director.

         4.8 LEGAL OPINION. The Purchasers shall have received a legal opinion from the Venture Law Group, counsel to the Company, in a form reasonably acceptable to the Purchasers.

                                    SECTION 5

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                    ----------------------------------------

         The obligations of the Company under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived by the Company:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 NO ACTION, ETC. PENDING. There shall not at Closing be in effect any action, order or other proceeding, preventing, enjoining or otherwise restraining the transactions contemplated by this Agreement.

         5.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

                                    SECTION 6

                      POST-CLOSING COVENANTS OF THE COMPANY
                      -------------------------------------

         6.1 ELECTION OF DIRECTOR. For so long as the Purchasers beneficially own at least 11% of the issued and outstanding stock of the Company, the Purchasers shall have right to designate one member of the Board of Directors of the Company (the "PURCHASER DESIGNEE") (and to fill the vacancy of such member in the event of the resignation, death or removal of such member). The Purchaser Designee shall be required to complete a questionnaire in the same form as has been executed by all other directors for the Company. Subject to the fiduciary obligations of the Board of Directors to the Company's stockholders based on advice of legal counsel and the directors' review and approval (not to be unreasonably withheld) of such questionnaire and any other relevant information, in each case as applied on a consistent basis to each other director, the Company shall (i) nominate and recommend in the Company's proxy statement the Purchaser Designee as a Class III director of the Company's Board of Directors at each meeting of stockholders of the Company where the class of which the Purchaser Designee is a member is up for election, and (ii) in the event that the Purchaser Designee shall resign or be removed as a director for any reason during the period that this Section 6.1 is in effect, fill the vacancy resulting thereby with a Purchaser Designee. The Company shall provide all rights and benefits of indemnity to each Purchaser Designee as are provided to other outside directors of the Company. In the event of any business conflict of interest between the Purchaser Designee and another director or proposed director, the Board shall favor retaining the Purchaser Designee over such other director, and in any event if the Board of Directors does not approve a particular individual as the Purchaser Designee for the slate of Class III directors as a result of the process described in the second sentence of this paragraph, then the Purchasers shall designate a different Purchaser Designee, whom shall be subject to the same review and approval process.

         6.2 CURRENT REPORT. As soon as reasonably practicable but in no event later than November 27, 2002, the Company shall file with the SEC on Form 8-K, a pro forma balance sheet (reflecting the effect of this Agreement and the transactions contemplated hereby) for the period ended September 30, 2002, that shows compliance with the Nasdaq stockholders equity listing requirements.

         6.3 GOOD STANDING CERTIFICATES. The Company is currently not in good standing as a foreign corporation in Texas. The Company shall deliver to the Purchasers within five (5) business days after Closing a good standing certificate (with regard to both corporate status and franchise taxes) from the relevant authority in the State of Texas.

                                    SECTION 7

                                  MISCELLANEOUS
                                  -------------

         7.1 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         7.2 FILINGS. The parties shall consult and fully cooperate with and provide assistance to each other in preparing and filing as soon as practicable all consents, approvals and authorizations reasonably necessary or advisable to be made or obtained from any third-party or governmental agency in order to consummate the transactions contemplated hereby.

         7.3 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall terminate six
(6) months following the Closing. The covenants in Section 6 shall survive for the terms stated therein.

         7.4 SUCCESSORS AND ASSIGNS. Neither party may assign its rights or obligations under this Agreement, except with the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         7.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrant, the Voting Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers holding a majority of the Purchased Shares. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

         7.6 NOTICES AND DATES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth below, or to the Company at its address specified on its signature page hereto, or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         If to the Company:         Persistence Software, Inc.
                                    1720 S. Amphlett Blvd, 3rd Floor
                                    San Mateo, CA 94402
                                    Attn: Chris Keene, Chief Executive Officer

         With a copy to:            Venture Law Group
                                    2775 Sand Hill Road
                                    Menlo Park, CA  94025
                                    Attn:  Laurel Finch

         If to Purchasers:          c/o Needham Capital Partners
                                    3000 Sand Hill Road
                                    Building 2, Suite 190
                                    Menlo Park, CA 94025
                                    Attn:  Thomas Shanahan

         With a copy to:            Kaye Scholer LLP
                                    1995 Avenue of the Stars
                                    Suite 1700
                                    Los Angeles, CA  90067
                                    Attn:  Barry Dastin

         7.7      BROKERS.

                  (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

                  (b) No Purchaser has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

         7.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         7.9 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

         7.10 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

         7.11 PUBLICITY. The Purchasers and the Company shall not issue any public statement concerning the transactions contemplated by this Agreement without the reasonable prior written consent of the parties named in such public statement; PROVIDED, HOWEVER, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this Section 7.11.

         7.12 CAPTIONS AND HEADINGS. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.13 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by their respective authorized officers as of the date first written above.


                                                 PERSISTENCE SOFTWARE, INC.


                                                 By: /S/  CHRISTINE RUSSELL
                                                     -------------------------
                                                 Its:  CHIEF FINANCIAL OFFICER


                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by their respective authorized officers as of the date first written above.


                                    NEEDHAM CAPITAL PARTNERS III, L.P.

                                    By: /S/  THOMAS P. SHANAHAN
                                        ------------------------
                                        Name: THOMAS P. SHANAHAN
                                        Title: GENERAL PARTNER


                                    NEEDHAM CAPITAL PARTNERS IIIA, L.P.

                                    By: /S/  THOMAS P. SHANAHAN
                                        ------------------------
                                        Name: THOMAS P. SHANAHAN
                                        Title: GENERAL PARTNER


                                    NEEDHAM CAPITAL PARTNERS III (BERMUDA), L.P.

                                    By: /S/  THOMAS P. SHANAHAN
                                        ------------------------
                                        Name: THOMAS P. SHANAHAN
                                        Title: GENERAL PARTNER


                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS


--------------------------------------------- ---------------- ----------------
                                                 PORTION OF       PORTION OF
          NAME OF PURCHASER                   PURCHASED SHARES  WARRANT SHARES
--------------------------------------------- ---------------- ----------------
Needham Capital Partners III, L.P.               2,891,761         927,171

--------------------------------------------- ---------------- ----------------
Needham Capital Partners IIIA, L.P.               296,949           95,209

--------------------------------------------- ---------------- ----------------
Needham Capital Partners III (Bermuda), L.P.      569,982          182,750

--------------------------------------------- ---------------- ----------------
TOTAL                                            3,758,692        1,205,130
--------------------------------------------- ---------------- ----------------

                                    EXHIBIT A

                                     WARRANT

                                    EXHIBIT B

                                VOTING AGREEMENT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                           PERSISTENCE SOFTWARE, INC.

                             COMPLIANCE CERTIFICATE


         The undersigned, Christopher T. Keene, hereby certifies as follows:


         1. The undersigned is the duly elected President and Chief Executive Officer of Persistence Software, Inc., a Delaware corporation (the "COMPANY").

         2. The representations and warranties of the Company set forth in
Section 2 of the Common Stock Purchase Agreement dated November 26, 2002 (the "AGREEMENT") are true and correct in all material respects as though made on and as of the date hereof.

         3. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date.

         4. Since the date of the Company's most recent filing with the SEC, there has not been any material adverse change in the assets, liabilities, financial condition, or operations of the Company; provided, however that changes in the ordinary course of business consistent with past practices, including but not limited to the use of cash and increases in liabilities in the ordinary course of business consistent with past practices, shall not be deemed to be a material adverse change.

         The undersigned has executed this Certificate this ___ day of November, 2002.


                                          -------------------------------------
                                          Christopher T. Keene
                                          President and Chief Executive Officer